EXHIBIT 99.1

GXS Reports Second Quarter 2013 Financial Results

Gaithersburg, MD — August 13, 2013 — GXS, a leading provider of B2B integration services, today announced its financial results for the second quarter ended June 30, 2013 (which were previously announced on a preliminary basis on July 21, 2013) and reaffirmed the financial guidance for the third quarter and full year 2013 (which was also provided on July 21, 2013).

FINANCIAL HIGHLIGHTS FROM THE QUARTER

•	Total Revenue: $120.8 million, flat versus 2Q12, up 2% adjusting for currency

•	Managed Services Revenue: $48.4 million, up 10% versus 2Q12, up 12% adjusting for currency

•	Messaging Services Revenue: $50.3 million, down 6% versus 2Q12, down 4% adjusting for currency

•	Adjusted EBITDA: $37.2 million, up 2% versus 2Q12, up 4% adjusting for currency

•	Adjusted EBITDA Margin: 30.8%, up 53 basis points versus 2Q12, up 78 basis points adjusting for currency

•	Net Loss: $2.7 million, improved by $3.0 million versus 2Q12

•	Minimum Contracted Value (MCV): $52.4 million, down 21% versus 2Q12 (the all-time record high MCV quarter for GXS) and up 11% versus 1Q13

•	Results at the high end of 2Q13 Total Revenue guidance and above the range of 2Q13 Adjusted EBITDA guidance

BUSINESS HIGHLIGHTS FROM THE QUARTER

•
Named the winners of GXS’s 2013 B2B Heroes Awards consisting of line-of-business and IT professionals who spearheaded projects such as corporate-to-bank connectivity, electronic invoicing, warehouse automation, ERP upgrades, international expansion and B2B modernization

•
Launched the next generation of GXS Active Applications Portfolio which is a suite of Software-as-a-Service (SaaS) products that provide faster time to market and lower operating costs than traditional enterprise software applications

•
Continued international expansion of GXS Managed Services offering with a new contract with NEC to support Fuji Xerox’s Global B2B operations in Japan and a strategic partnership with KMD, one of Denmark’s leading IT and software companies

•
Sponsored studies on B2B Integration with leading researchers from Stanford University’s Global Supply Chain Management Forum, which found that 96% of companies plan to increase B2B integration initiatives and that the technology provides average cost savings of 40% for order-to-pay processes

“We’re very excited to be reporting our eighth consecutive quarter of constant currency revenue growth with financial guidance that indicates continued revenue growth for the remainder of this year,” commented GXS President and Chief Executive Officer Bob Segert. “And, we are proud to report increased Adjusted EBITDA margin this quarter versus the same quarter last year with continuing margin expansion indicated by our financial guidance for the third and fourth quarters.”

FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2013

Revenue

Total revenue for 2Q13 was $120.8 million, unchanged as compared to 2Q12 (up 2%, adjusting for currency) and at the high end of our guidance of $120 to $121 million. Managed Services revenue was $48.4 million in 2Q13, up 10% as compared to $43.8 million in 2Q12 (up 12%, adjusting for currency) and Messaging Services revenue was $50.3 million in 2Q13, down 6% from $53.7 million in 2Q12 (down 4%, adjusting for currency). B2B Software and Services, Data Synchronization, and Custom Outsourcing revenues were $22.1 million in the aggregate for 2Q13, down 5% as compared to $23.3 million in 2Q12 (down 4%, adjusting for currency). Revenue reported here is the same as that reported in our July 21, 2013 preliminary press release.

	Second Quarter
	2013	2012	% change
(in $ millions)
Revenue
Managed Services	$48.4	$43.8	10%
Messaging Services	$50.3	$53.7	-6%
B2B Software and Services, Data Synchronization, and Custom Outsourcing	$22.1	$23.3	-5%
Total Revenue	$120.8	$120.8	0%

Note: Some calculations may differ due to rounding

Expenses and Net Loss

Cost of revenues, sales and marketing, and general and administrative expenses for 2Q13 were $100.1 million, as compared to $100.3 million in 2Q12. Operating income in 2Q13 was $20.6 million, as compared to $20.5 million in 2Q12. Net interest expense and net other expense were ($22.3) million for 2Q13, as compared to ($24.8) million in 2Q12, resulting in loss before income taxes of ($1.6) million and ($4.3) million in 2Q13 and 2Q12, respectively. Net loss was ($2.7) million in 2Q13 after $1.1 million of tax expense, as compared to ($5.7) million in 2Q12 after $1.4 million of income tax expense. Income tax expense and net loss reported in this press release are the only revenue or expense figures that are different from the preliminary results described in our July 21, 2013 press release.

Second Quarter
	2013	2012
(in $ millions)
Expenses
Cost of revenues	$ 65.7	$ 66.9
Sales and marketing	$ 17.1	$ 16.5
General and administrative	$ 17.3	$ 17.0
Total expenses	$ 100.1	$ 100.3

Operating income	$ 20.6	$ 20.5

Other expenses
Interest expense, net	($ 21.0)	($ 21.1)
Other expense, net	($ 1.3)	($ 3.7)
Total other expenses	($ 22.3)	($ 24.8)

Loss before income taxes	($ 1.6)	($ 4.3)
Income tax expense	$ 1.1	$ 1.4
Net loss	($ 2.7)	($ 5.7)

Note: Some calculations may differ due to rounding

Adjusted EBITDA

Adjusted earnings before interest, taxes, depreciation and amortization, and certain other charges (“Adjusted EBITDA”, a non-GAAP measure) for 2Q13 was $37.2 million, up 2% as compared to $36.6 million in 2Q12 (up 4% when adjusted for currency) and higher than second quarter guidance of $34 to $35 million. Adjusted EBITDA margin (a non-GAAP measure) was 30.8% in 2Q13, 53 basis points higher than in 2Q12 (78 basis points higher when adjusted for currency). Adjusted EBITDA reported here is the same as that reported in our July 21, 2013 preliminary press release.

Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its business and management team. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as (i) an alternative to net income (loss), (ii) a measure of operating income, or cash flows from operating, investing and financing activities, or (iii) a measure of liquidity. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies. The table below reconciles net loss to Adjusted EBITDA for the periods presented.

Second Quarter
	2013	2012
(in $ millions)
Net loss	($ 2.7)	($ 5.7)
Adjustments:
Income tax expense	$ 1.1	$ 1.4
Interest expense, net	$ 21.0	$ 21.1
Depreciation and amortization	$ 14.1	$ 14.4
Stock compensation expense	$ 0.3	$ 0.2
Other expense, net	$ 1.3	$ 3.7
Restructuring charges	$ 1.1	$ 0.6
Management fees	$ 1.0	$ 1.0
Total adjustments	$ 39.9	$ 42.3
Adjusted EBITDA	$ 37.2	$ 36.6

Note: Some calculations may differ due to rounding

LIQUIDITY AND CAPITAL EXPENDITURES

Cash and cash equivalents totaled $37.3 million at the end of 2Q13, as compared to $17.0 million at the end of 2Q12. There were no amounts outstanding under the revolving credit facility at the end of 2Q13 or at the end of 2Q12. At the end of 2Q13 and 2Q12, $10.9 million and $11.7 million, respectively, of the $50 million of revolving credit facility capacity were pledged as security for certain letters of credit. Therefore, total available cash liquidity, including cash and cash equivalents and total revolving credit facility capacity less outstanding borrowings and letters of credit secured by the revolving credit facility, was $76.4 million and $55.3 million at the end of 2Q13 and 2Q12, respectively.

Capital expenditures (“CAPEX”) were $10.7 million in 2Q13, as compared to $9.2 million in 2Q12.

There were no changes for any liquidity measures or capital expenditures previously reported in our July 21, 2013 press release.

CUSTOMER ACQUISITION ACTIVITY

Total MCV for 2Q13 was $52.4 million, down 21% as compared to $66.7 million in 2Q12 (the all-time record high quarter for the company) and up 11% as compared to $47.1 million in 1Q13. Sales activity in 2Q13 continued to be focused primarily on new Managed Services contracts which comprised 79% of total MCV in the quarter as compared to 82% in 2Q12 and were flat with 1Q13. Messaging contracts comprised 10% and 8% of total MCV in 2Q13 and 2Q12, respectively.

MCV is the incremental future minimum committed revenue of new sales agreements signed in the current period by customers. If the new contract signed is to replace an existing revenue stream, the MCV is adjusted to reflect only the incremental value from the sale. The MCV calculations are not reflected or recorded within the condensed consolidated financial statements. MCV is not a measure of financial condition or financial performance under GAAP and should not be considered as an alternative to deferred income or revenues, or as a measure of financial condition or operating performance.

FINANCIAL GUIDANCE

The company is reaffirming its 3Q13 and FY13 financial guidance previously provided on July 21, 2013. For 3Q13, Revenue and Adjusted EBITDA are expected to be in the range of $121 to $122 million and $38 to $39 million, respectively. This represents Revenue change of (0.2%) to 0.6% as compared to 3Q12 (1.4% to 2.2% adjusted for current forecasted currency impact) and Adjusted EBITDA growth of 2.0% to 4.7% as compared to 3Q12 (2.5% to 5.2% adjusted for current forecasted currency impact). This implies an Adjusted EBITDA margin of between 31.1% and 32.2%, an increase of 44 to 153 basis points over the Adjusted EBITDA margin in 3Q12.

For FY13, Revenue and Adjusted EBITDA is expected to be in the range of $486 to $489 million and $147 to $150 million, respectively. This represents Revenue change of (0.3%) to 0.3% as compared to FY12 (1.5% to 2.1% adjusted for current forecasted currency impact) and Adjusted EBITDA growth of 0.4% to 2.4% as compared to FY12 (2.0% to 4.0% adjusted for current forecasted currency impact). CAPEX and MCV remain unchanged at $40 to $45 million, and $220 to $230 million, respectively.

Achieving this guidance is subject to a number of risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission (“SEC”). As a result, there can be no assurance that such guidance can be achieved.

	Third Quarter 2013			Full Year 2013
(in $ millions)
Revenue	$ 121.0	to	$ 122.0	$ 486.0	to	$ 489.0
Adjusted EBITDA	$ 38.0	to	$ 39.0	$ 147.0	to	$ 150.0
CAPEX	n/a		n/a	$ 40.0	to	$ 45.0
MCV	n/a		n/a	$ 220.0	to	$ 230.0

Third Quarter and Full Year 2013 Adjusted EBITDA Guidance - Reconciliation to GAAP

(in $ millions)	Third Quarter 2013			Full Year 2013
Adjusted EBITDA	$ 38.0	to	$ 39.0	$ 147.0	to	$ 150.0
Income tax expense	($ 1.0)	to	($ 0.8)	($ 3.9)	to	($ 3.5)
Interest expense, net	($ 21.2)	to	($ 21.1)	($ 84.5)	to	($ 84.3)
Depreciation and amortization	($ 14.2)	to	($ 14.0)	($ 55.9)	to	($ 55.5)
Stock compensation expense	($ 0.3)	to	($ 0.2)	($ 1.2)	to	($ 1.0)
Other income, net	($ 1.2)	to	($ 0.8)	($ 6.1)	to	($ 5.3)
Restructuring charges	($ 0.3)	to	($ 0.2)	($ 1.8)	to	($ 1.6)
Management fees		($ 1.0)			($ 4.0)
Total adjustments	($ 39.2)	to	($ 38.1)	($ 157.5)	to	($ 155.3)
Net income (loss)	($ 1.2)	to	$ 0.9	($ 10.5)	to	($ 5.3)

Note: Some calculations may differ due to rounding

EARNINGS CONFERENCE CALL

Bob Segert and Gregg Clevenger will conduct a call to review the second quarter 2013 results on Tuesday, August 13, 2013 at 1:00 PM U.S. Eastern Time. To access the call, please dial 877-269-6740, or outside the U.S. 816-650-0840, at least 10 minutes before the start of the call (when calling in, you’ll be asked for your name and the Conference ID Number 88299915). A replay will be available for one week beginning two hours after the call ends. It can be accessed by dialing 855-859-2056 or 404-537-3406.

ABOUT GXS

GXS is a leading B2B integration services provider and operates the world’s largest integration cloud, GXS Trading Grid®. Our software and services help more than 550,000 businesses, including 22 of the top 25 supply chains, extend their partner networks, automate receiving processes, manage electronic payments, and improve supply chain visibility. GXS Managed Services, our unique approach to improving B2B integration operations, combines GXS Trading Grid® with our process orchestration services and global team to manage a company’s multi-enterprise processes. Based in Gaithersburg, Maryland, GXS has direct operations in 20 countries, employing more than 2,800 professionals. You can access our public filings with the SEC at http://www.sec.gov/edgar.shtml.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements." All statements, other than statements of historical facts, that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future, including the discussion under “Financial Guidance,” are forward-looking statements. These forward-looking statements are affected by risks, uncertainties and assumptions, including but not limited to those set forth in the company's public filings with the SEC, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Accordingly, actual results or outcomes may differ materially from those expressed in the forward-looking statements. You should not place undue reliance on these statements and the company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances that may arise.

NON-GAAP MEASURES

This press release contains certain supplemental measures of performance (including the Supplemental Financial Information – Unaudited) that are not required by, or presented in accordance with, GAAP. Such measures should not be considered as alternatives to any GAAP measures.

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	June 30, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$37,334	$35,030
Receivables, net	90,523	99,094
Prepaid expenses and other assets	27,414	28,326
Total current assets	155,271	162,450

Property and equipment, net	111,633	109,307
Goodwill	267,688	269,046
Intangible assets, net	91,132	100,838
Deferred financing costs	8,741	10,988
Other assets	20,207	20,103

Total Assets	$654,672	$672,732

Liabilities and Stockholder's Deficit
Current liabilities:
Trade payables	$19,699	$20,025
Deferred income	39,444	41,492
Accrued expenses and other current liabilities	43,292	46,029
Total current liabilities	102,435	107,546

Long-term debt	777,094	775,334
Deferred income tax liabilities	9,921	10,753
Other liabilities	52,877	56,541
Total liabilities	942,327	950,174

GXS Worldwide, Inc. stockholder's deficit:
Common stock $1.00 par value, 1,000 shares authorized, issued and outstanding	1	1
Additional paid-in capital	430,534	429,952
Accumulated deficit	(707,663)	(697,659)
Accumulated other comprehensive loss	(10,850)	(10,082)
Total GXS Worldwide, Inc. stockholder's deficit	(287,978)	(277,788)
Non-controlling interest	323	346
Total stockholder’s deficit	(287,655)	(277,442)

Total Liabilities and Stockholder’s Deficit	$654,672	$672,732

These statements should be read in conjunction with the Form 10-Q filed with the SEC on August 9, 2013.

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2013	2012	2013	2012
Revenues	$120,773	$120,809	$239,519	$239,721

Costs and operating expenses:
Cost of revenues	65,656	66,858	131,703	131,608
Sales and marketing	17,130	16,530	35,013	33,680
General and administrative	17,340	16,959	35,033	35,787
Operating income	20,647	20,462	37,770	38,646

Other income (expense):
Interest expense, net	(21,026)	(21,130)	(42,135)	(42,469)
Other income (expense), net	(1,254)	(3,658)	(3,739)	(4,376)
Loss before income taxes	(1,633)	(4,326)	(8,104)	(8,199)

Income tax expense	1,089	1,378	1,923	2,127
Net loss	(2,722)	(5,704)	(10,027)	(10,326)
Less: Net loss attributable to non-controlling interest	(8)	(20)	(23)	(15)
Net loss attributable to GXS Worldwide, Inc.	$(2,714)	$(5,684)	$(10,004)	$(10,311)

These statements should be read in conjunction with the Form 10-Q filed with the SEC on August 9, 2013.

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months ended June 30,
	2013	2012
Cash flows from operations:
Net loss	$(10,027)	$(10,326)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	27,525	28,213
Deferred income taxes	373	667
Amortization of deferred financing costs and debt discount	4,247	3,987
Stock compensation expense	582	379
Changes in operating assets and liabilities:
Decrease in receivables	8,571	7,611
(Increase) decrease in prepaid expenses and other assets	(607)	1,167
Decrease in trade payables	(355)	(3,496)
Decrease in deferred income	(2,048)	(2,528)
Decrease in accrued expenses and other liabilities	(6,641)	(550)
Other	3,011	3,283
Net cash provided by operating activities	24,631	28,407

Cash flows from investing activities:
Purchases of property and equipment (including capitalized interest)	(21,140)	(20,259)
Net cash used in investing activities	(21,140)	(20,259)

Cash flows from financing activities:
Borrowings under revolving credit facility	––	17,000
Repayments under revolving credit facility	––	(20,000)
Payment of financing costs	––	(421)
Net cash used in financing activities	––	(3,421)

Effect of exchange rate changes on cash	(1,187)	(713)

Increase in cash and cash equivalents	2,304	4,014
Cash and cash equivalents, beginning of period	35,030	12,968
Cash and cash equivalents, end of period	$37,334	$16,982

Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized	$38,688	$38,903
Cash paid for income taxes	$1,089	$1,484

These statements should be read in conjunction with the Form 10-Q filed with the SEC on August 9, 2013.

SUPPLEMENTAL FINANCIAL INFORMATION - UNAUDITED

Revenue1
Pro Forma Constant Currency2

	2009				2010
in $ millions	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q
Messaging	$66.1	$65.6	$63.7	$64.4	$60.3	$60.7	$59.3	$60.2
Managed Services	26.2	28.5	31.7	29.8	28.5	32.8	31.6	34.1
Datasync	10.1	9.9	9.7	9.1	9.4	9.0	8.7	7.9
B2B Software and Services	12.5	12.7	12.5	13.2	12.0	13.0	11.7	15.0
Custom	6.4	6.5	6.8	6.8	6.0	6.2	5.1	5.2
Pro Forma Constant Currency Revenue	$121.3	$123.0	$124.5	$123.4	$116.1	$121.7	$116.5	$122.5
Pro Forma Adjustments	(33.3)	(33.1)	(36.1)	(34.5)	(32.0)	(22.8)	(1.4)	(2.4)
Currency Impact	(4.2)	(3.0)	0.3	1.9	0.6	(1.2)	(0.9)	1.4
Reported Revenue	$83.8	$86.9	$88.7	$90.7	$84.7	$97.6	$114.1	$121.5

	2011				2012
in $ millions	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q
Messaging	$56.5	$55.8	$56.1	$54.9	$53.3	$53.1	$52.3	$53.9
Managed Services	32.5	35.8	38.9	42.7	41.5	43.9	45.3	48.8
Datasync	8.1	8.3	8.5	8.5	8.5	8.0	7.9	7.8
B2B Software and Services	11.6	11.9	11.6	12.7	10.7	11.5	12.3	12.1
Custom	4.8	4.3	4.1	4.1	3.8	3.7	3.8	3.4
Pro Forma Constant Currency Revenue	$113.5	$116.1	$119.1	$122.9	$117.9	$120.3	$121.6	$126.0
Pro Forma Adjustments	(0.8)	(0.4)	(0.1)	(0.1)	(0.0)	-	-	-
Currency Impact	1.4	3.1	3.7	1.4	1.1	0.5	(0.3)	0.5
Reported Revenue	$114.1	$118.8	$122.7	$124.2	$118.9	$120.8	$121.3	$126.5

	2013
in $ millions	1Q	2Q
Messaging	$51.5	$51.2
Managed Services	45.2	49.1
Datasync	8.0	7.8
B2B Software and Services	10.8	11.0
Custom	3.4	3.5
Pro Forma Constant Currency Revenue	$118.9	$122.5
Pro Forma Adjustments	-	-
Currency Impact	(0.2)	(1.7)
Reported Revenue	$118.7	$120.8

Notes:

1. All figures are unaudited and some may differ due to rounding.

2. Pro forma Constant Currency Revenue includes revenue from Inovis and Rollstream as if the companies had been combined with GXS for all periods presented and excludes the impact of any deferred revenue adjustments from accounting for the purchase of Inovis and Rollstream (together, the "Pro Forma Adjustments"). The difference between (a) the sum of Reported Revenue and the Pro Forma Adjustments as calculated in each period using the actual currency rates in each period, and (b) the sum of Reported Revenue and the Pro Forma Adjustments calculated using the constant currency rates in each period shown in the following table (the "Constant Currency Rates - 2013") is equal to the currency impact in each period (the "Currency Impact"). Reported Revenue is equal to the sum of (i) Pro Forma Constant Currency Revenue, (ii) Pro Forma Adjustments, and (iii) Currency Impact.

Constant Currency Rates - 2013

Currency	Currency per US$
Australian Dollar	1.0348
Brazilian Real	0.4764
British Pound	1.6213
Canadian Dollar	1.0100
Chinese Renminbi	0.1600
Danish Krone	0.1740
Euro	1.3166
Hong Kong Dollar	0.1290
Indian Rupee	0.0185
Indonesian Rupiah	0.0001
Japanese Yen	0.0115
Malaysian Ringgit	0.3273
Mexican Peso	0.0767
New Taiwan Dollar	0.0343
New Zealand Dollar	0.8198
Norwegian Krone	0.1760
Philippine Peso	0.0243
Singapore Dollar	0.8177
South Korea Won	0.0009
Swedish Krona	0.1504
Swiss Franc	1.0917
Thai Baht	0.0326

INVESTOR RELATIONS:
Gregg Clevenger
Executive Vice President and Chief Financial Officer
GXS Worldwide, Inc.
301-340-5188
gregg.clevenger@gxs.com

MEDIA RELATIONS:
Robin Lane
PR Manager
GXS Worldwide, Inc.
301-340-4277
robin.lane@gxs.com